SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
         Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant toss.240.14a-11(c) orss.240.14a-12

                        Global Payment Technologies, Inc.
                (Name of Registrant as Specified in Its Charter)


    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]     No fee required

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

          1)   Title of each class of securities to which transaction applies:

          2)   Aggregate number of securities to which transaction applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)   Proposed maximum aggregate value of transaction:

          5)   Total fee paid:

[ ]       Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount Previously Paid:

          2)   Form, Schedule or Registration Statement No.:

          3)   Filing Party:

          4)   Date Filed:

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581



                                                              January 30, 2001



Dear Fellow Stockholders:

     You are cordially invited to attend our 2001 Annual Meeting of Stockholders, which will be held on Tuesday, March 20, 2001 at 10:00 a.m., at the Garden City Hotel, 45 7th Street, Garden City, New York 11530.

     The Notice of Annual Meeting and Proxy Statement which follows describes the business to be conducted at the meeting.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy card in the envelope provided. If the address on the accompanying material is incorrect, please advise our Transfer Agent, American Stock Transfer & Trust Company, in writing, at 40 Wall Street, New York, New York 10005.

     Your vote is very important, and we would appreciate a prompt return of your signed proxy card. We hope to see you at the meeting.


                                           Cordially,


                                           STEPHEN KATZ
                                           Chairman and Chief Executive Officer

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581

                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON MARCH 20, 2001

                                -----------------

To the Stockholders of
GLOBAL PAYMENT TECHNOLOGIES, INC.:


     NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC. (the "Company") will be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on March 20, 2001 at 10:00 a.m., Eastern Standard Time, for the following purposes:

          1. To elect one (1) Class III director to serve until the Annual Meeting of Stockholders to be held in the year 2004 and until his successor is elected and qualified; and

          2. To transact such other business as may properly be brought before the Annual Meeting or any adjournments or postponements thereof.

     Only stockholders of record at the close of business on February 15, 2001 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof.

                                            By Order of the Board of Directors,

                                            THOMAS MCNEILL
                                            Secretary

Valley Stream, New York
January 30, 2001


--------------------------------------------------------------------------------
IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                              ---------------------

                                 PROXY STATEMENT
                              ---------------------

     This Proxy Statement is furnished to the stockholders of Global Payment Technologies, Inc. (the "Company") in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2001 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 20, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting.

     The Company intends to mail this proxy statement and the accompanying proxy to stockholders on or about February 22, 2001.

     The cost of solicitation of proxies will be borne by the Company. The Company may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their expenses incurred in forwarding solicitation materials to the beneficial owners of shares held of record by such persons. It is contemplated that proxies will be solicited principally through the mail, but directors, officers and regular employees of the Company may, without additional compensation, solicit proxies personally or by telephone, facsimile or special letter.

     Proxies in the accompanying form, duly executed, returned to the Company and not revoked, will be voted at the Annual Meeting. Any proxy given pursuant to such solicitation may be revoked by the stockholder at any time prior to the voting of the proxy by a subsequently dated proxy, by written notification to the Secretary of the Company or by personally withdrawing the proxy at the meeting and voting in person.

     The address and telephone number of the principal executive offices of the Company are:

                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                          Telephone No.: (516) 256-1000


                       OUTSTANDING STOCK AND VOTING RIGHTS

     Only stockholders of record at the close of business on February 15, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. As of January 22, 2001, there were issued and outstanding 5,557,050 shares of the Company's common stock, par value $.01 per share ("Common Stock"), the only class of voting securities of the Company. Each share of

Common Stock that is outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to a vote at the Annual Meeting.

                          QUORUM AND VOTING PROCEDURES

     Quorum: The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Annual Meeting in determining the presence of a quorum.

     Vote Required: Directors are elected by a plurality of votes of the shares of Common Stock represented in person or by proxy at the Annual Meeting. Votes will be counted and certified by one or more Inspectors of Election who are expected to be either employees of the Company, counsel to the Company or employees of American Stock Transfer & Trust Company, the Company's transfer agent.

     Effect of Abstentions and Broker Non-Votes: Proxies submitted which contain abstentions or "broker non-votes" (i.e., proxies from a broker or nominee indicating that such person has not received instructions from the beneficial owner or other persons entitled to vote shares as to a matter with respect to which the broker or nominee does not have discretionary power to vote) will be treated as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes will not have the effect of votes in favor of or in opposition to the election of a director.

     The enclosed proxy will be voted in accordance with the instructions thereon. Unless otherwise stated, all shares represented by such proxy will be voted as instructed. Proxies may be revoked as noted above.


                                   PROPOSAL 1
                         ELECTION OF CLASS III DIRECTOR

     The Company's Board of Directors consists of four directors divided into three classes. The terms of office of Class I, Class II and Class III directors expire at the 2002, 2003 and 2001 Annual Meeting of Shareholders, respectively. At each annual meeting, directors are chosen to succeed those in the Class whose term expires at that annual meeting to serve for a term of three years each and until their respective successors are elected and qualified. Each of the present directors of the Company was elected by the Company's stockholders. At the Annual Meeting, one Class III director will be elected.

     Shares represented by valid proxies in the accompanying form will be voted for the election of the nominees named below, unless authority is withheld. Should any of the nominees listed below be unable to serve, it is intended that the proxies will be voted for such other nominees as may be designated by the Board of Directors. Unless otherwise directed, the persons named in the proxy accompanying this Proxy Statement intend to cast all proxies received for the election of Henry B. Ellis to serve as director upon his nomination at the Annual Meeting. Mr. Ellis has indicated to the Board that he expects to be available to serve as a director of the Company.

Recommendation

     THE BOARD OF DIRECTORS BELIEVES THAT THE ELECTION OF THE NOMINATED CLASS III DIRECTOR IS IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS ELECT THE NOMINATED CLASS III DIRECTOR.

Nominee For Director

     The following table sets forth certain information concerning the nominee for director of the Company:


Name                                     Positions with the Company                            Age
----                                     --------------------------                            ---

Henry B. Ellis......................     Director, Member of the Audit and                     51
                                         Compensation Committees

Information About Nominee

     Henry B. Ellis has been a director of the Company since July 1996. Since 1992 Mr. Ellis has been President and Chief Executive Officer of Bassett California Company, a family-owned real estate holding company located in El Paso, Texas. From June 1992 to February 1994 Mr. Ellis served as Chairman of the Board and Chief Executive Officer of Grayson County State Bank, located in Sherman, Texas. Since 1992 Mr. Ellis has served as a member of the Board of Directors of Bluebonnet Savings Bank, a savings and loan institution located in Dallas, Texas.

Current Members of the Board of Directors

         The current directors of the Company, their respective Classes and terms of office and biographical information is as set forth below.

Director.                Age             Class          Term Expires at
--------                 ---             -----          ---------------
Henry B. Ellis           51              III            2001 Annual Meeting
Richard E. Gerzof        56              I              2002 Annual Meeting
Stephen Katz             57              II             2003 Annual Meeting
Martin H. Kern           59              II             2003 Annual Meeting

Biographical Information

     Richard E. Gerzof has been a director of the Company since its inception in 1988. Mr. Gerzof has been a partner of Sun Harbor Manor, a nursing home, since 1974. He has also been a licensed real estate broker since 1982 and was a partner or principal in Sonom Realty Co., a property management and construction firm, from 1974 through 1992. He has been a partner in Frank's Steaks, a restaurant in Jericho, New York since 1993, a partner in Frank's Steaks of New York, a restaurant in Las Vegas, Nevada, since 1998 and a partner in Star City Galleries, a celebrity art gallery in Las Vegas, Nevada, since 1998.

     Stephen Katz has been Chairman of the Board of Directors since September 1996 and Chief Executive Officer and a director of the Company since May 1996. Mr. Katz served as Vice Chairman of the Board of Directors from May 1996 until September 1996. From September 1984 until September 1995 Mr. Katz was Chairman of the Board and Chief Executive Officer, and from September 1984 until September 1993 was President, of Nationwide Cellular Service, Inc., then a publicly traded reseller of cellular telephone services. Since 1992 Mr. Katz has been Chairman of the Board and Chief Executive Officer of Cellular Technical Services Company, Inc., a publicly held company engaged in developing software for the cellular telephone industry.

     Martin H. Kern has been a director of the Company since November 1997. Since 1988 Mr. Kern has been President of Diversified Resources Inc., a management consulting firm specializing in turnarounds and the marketing of consumer products. Prior thereto and for more than five years he was Executive Vice President of The Great Atlantic & Pacific Tea Co., Inc. ("A&P"), and also served as Chairman of the Board/President of Super Market Service Corp. and President of Supermarket Distributing Corp., both A&P operating subsidiaries.


Committees

     During the fiscal year ended September 30, 2000 the Company's Board of Directors held five meetings and took action by unanimous written consent on one occasion. The Board of

Directors has a Compensation Committee, comprised of Messrs. Ellis, Kern and Gerzof, and an Audit Committee, comprised of Messrs. Ellis, Kern and Gerzof. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all officers of the Company, reviews general policy matters relating to the compensation and benefits of employees of the Company and administers the issuance of stock options to the Company's officers, employees, directors and consultants. The Compensation Committee held two meetings during fiscal 2000 and took action by unanimous written consent on three occasions. The Audit Committee meets with management and the Company's independent auditors to determine the adequacy of internal controls and other financial reporting matters. The Audit Committee held four meetings during fiscal 2000. Each director attended at least 75% of all meetings of the Board of Directors held while he was a director and all meetings held by a committee of the Board on which he served.

     Each member of the Audit Committee meets the independence requirements for audit committee members under the listing standards of the NASDAQ National Market, on which the Company's Common Stock is listed. The Committee provides assistance to the Company's directors in fulfilling the Board's oversight responsibility as to the Company's accounting, auditing and financial reporting practices and as to the quality and integrity of the financial reports of the Company. The specific functions and responsibilities of the Audit Committee are set forth in the written charter of the Audit Committee adopted by the Board of Directors, which is attached as Appendix A to this Proxy Statement. The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. A report of the Audit Committee appears under the caption "Audit Committee Report," below.


Audit Committee Report

     Management has the primary responsibility for the Company's financial reporting process, including its financial statements, while the Board is responsible for overseeing the Company's accounting, auditing and financial reporting practices and the Company's independent public accountants have the responsibility for the examination of the Company's annual financial statements, expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States and issuing a report thereon. In assisting the Board in fulfilling its oversight responsibility with respect to the Company's fiscal year ended September 30, 2000, the Audit Committee:

o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2000 with management and Arthur Andersen LLP ("Arthur Andersen"), the Company's independent public accountants;

o Discussed with Arthur Andersen the matters required to be discussed by Statement on Auditing Standards No. 61, "Communications with Audit Committees", as amended, relating to the conduct of the audit; and

o Received the written disclosures and the letter from Arthur Andersen regarding its independence as required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees". The Audit Committee also discussed Arthur Andersen's independence with Arthur Andersen and considered whether the provision of non-audit services rendered by Arthur Andersen was compatible with maintaining its independence under Securities and Exchange Commission rules governing the independence of a company's outside auditors.

     Based on the foregoing review and discussions, the Audit Committee recommended to the Board that the Company's audited financial statements for the fiscal year ended September 30, 2000 be included in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission for that year.

                                Respectfully,

                                Henry B. Ellis
                                Richard E. Gerzof
                                Martin H. Kern



Information about Non-Director Executive Officers

     The following table sets forth certain information with respect to the non-director executive officers of the Company. Officers are elected annually by the Board of Directors and serve at the discretion of the Board.


Name                                     Age      Position
----                                     ---      --------

Robert W. Nader.....................     41       Senior Vice President, Sales and Business Development
Thomas McNeill......................     37       Vice President, Chief Financial Officer and Secretary
Thomas Oliveri .....................     42       Vice President, Chief Operating Officer

     Robert W. Nader has been Senior Vice President, Sales and Business Development of the Company since October 1999. From January 1995 to September 1999 he served as Vice President, Market/Product Development of the Company. From September 1991 through December 1994 he was Engineering Manager for United Gaming, Inc., a manufacturer and route operator of electronic gaming machines. From July 1991 through September 1991 he was a design specialist in the Air Defense Systems Division of General Dynamics, Inc.

     Thomas McNeill has been Secretary of the Company since March 1997 and Vice President and Chief Financial Officer of the Company since September 1997. From October

1996 to September 1997 he served as Controller of the Company. From March 1995 through October 1996 Mr. McNeill was Director of Finance for Bellco Drug Corp., a pharmaceutical distribution company. From January 1991 through August 1992 he was Controller and from August 1992 to May 1994 he was Vice President of Operations, for the Marx & Newman Co. division of the United States Shoe Corporation, a manufacturer and distributor of women's footwear.

     Thomas Oliveri has been Vice President, Chief Operating Officer of the Company since November 2000 and was Vice President, Operations from March 1999 to October 2000. He was Director of Operations of the Company from January 1999 to February 1999. From May 1998 to November 1998 he served as Director of Operations for Bennett X-Ray. From December 1995 to May 1998, he served as plant manager and then as general manager of the Cybex division of Lumex, Inc. From May 1993 to November 1995 he served as manager of technical services and then plant manager within the Lumex division of Lumex, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock of the Company. To the Company's knowledge, based solely on a review of such reports furnished to the Company with respect to its most recent fiscal year, the Company believes that during the fiscal year ended September 30, 2000 each executive officer and director (except Mr. Katz) failed to file timely a Form 5 report with respect to the receipt of a stock option.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of December 31, 2000, certain information as to the Common Stock ownership of each of the Company's directors and nominees for director, each of the officers included in the Summary Compensation Table below, all executive officers and directors as a group and all persons known by the Company to be the beneficial owners of more than five percent of the Company's Common Stock. Unless otherwise noted, the Company believes that each person named in the table below has sole voting and investment power with respect to all shares of Common Stock beneficially owned by such person.


                  Name and Address                             Amount and Nature                Percentage of
                  ----------------                               of Beneficial                   Outstanding
                                                                   Ownership                    Shares Owned
                                                                   ---------                    ------------

Stephen Katz......................................                 826,300(1)                       13.9%
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Odyssey Financial Company.........................                 335,000                           6.0%
   c/o Stephen Katz
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Richard E. Gerzof.................................                 356,125(2)                        6.4%
   161 Sportsman Avenue
   Freeport, NY 11520

William H. Wood...................................                 306,786                           5.5%
   621 Farr Shores Drive
   Hot Springs, AR 71913

Edward Seidenberg.................................                 125,625(3)                        2.2%
   759 Kearny Drive
   N. Woodmere, NY 11581

Henry B. Ellis....................................                  26,125(2)                         *
   303 Texas Avenue #15
   El Paso, Texas 79901

Martin H. Kern....................................                  15,125(4)                         *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581


                  Name and Address                             Amount and Nature                Percentage of
                  ----------------                               of Beneficial                   Outstanding
                                                                   Ownership                    Shares Owned
                                                                   ---------                    ------------
Robert W. Nader...................................                  23,025(5)                         *
   c/o Global Payment Technologies, Inc.
   20 East Sunrise Highway, Suite 201
   Valley Stream, NY 11581

Wesley Trager.....................................                  15,875(6)                         *
    108c Bayville Avenue
   Bayville, NY 11709

Thomas Oliveri....................................                   4,125(7)                         *
    c/o Global Payment Technologies, Inc.
   425-B Oser Avenue
   Hauppauge, NY 11788

All directors and executive officers as a group                  1,288,700(8)                     21.2%
(7 persons).......................................

--------------
*  Less than 1%

(1) Includes 400,000 shares issuable upon exercise of currently exercisable stock options and 335,000 shares owned of record by Odyssey Financial Company, a partnership of which Mr. Katz is Managing General Partner.
(2) Includes 6,125 shares issuable upon exercise of currently exercisable options.
(3) Includes 60,625 shares issuable upon exercise of currently exercisable options.
(4) Includes 2,625 shares issuable upon exercise of currently exercisable options.
(5) Includes 21,025 shares issuable upon exercise of currently exercisable options and 2,000 shares held by his wife as custodian for their children.
(6) Includes 15,875 shares issuable upon exercise of currently exercisable options.
(7) Includes 4,125 shares issuable upon exercise of currently exercisable options.
(8) Includes 471,900 shares issuable upon exercise of currently exercisable options.

                             EXECUTIVE COMPENSATION
                           Summary Compensation Table

     The following table summarizes the compensation earned for the last three fiscal years by the Company's Chief Executive Officer and the four other most highly compensated executive officers, whose salary and bonus exceeded $100,000 for the 2000 fiscal year (the "Named Executive Officers"), for services in all capacities to the Company during its 2000, 1999 and 1998 fiscal years.



                                                                                                        Long-Term
                                                                     Annual Compensation               Compensation
                                                                 ---------------------------            Securities
          Name and Principal                                                                            Underlying
              Position                        Year                Salary               Bonus              Options
              --------                        ----                ------               -----              -------

Stephen Katz........................          2000               $150,000                ---                  ---
         Chairman of the Board and            1999                150,000            $50,000                  ---
         Chief Executive Officer              1998                150,000             70,000                  ---

Edward Seidenberg...................          2000                205,000                ---                  ---
         President, Chief Operating           1999                190,000             50,000               20,000
         Officer (a)                          1998                170,000             70,000               20,000

Robert W. Nader.....................          2000                180,000                ---               25,000
         Senior Vice President, Sales         1999                218,000                ---               12,000
         and Business Development             1998                205,000                ---               10,000


Wesley Trager.......................          2000                155,000                ---               20,000
            Vice President,                   1999                140,000             22,500                8,500
            Engineering (b)                   1998                 66,000             17,500               27,500

Thomas Oliveri......................          2000                135,000                ---               20,000
         Vice President, Chief                1999                 84,000
         Operating Officer (c)                1998                    ---             15,000               16,500
                                                                                         ---                  ---


(a) Effective November 2000, he is no longer in the employ of the Company.
(b) Effective December 2000, he is no longer in the employ of the Company.
(c) He joined the Company in January 1999.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                                                                                                       Potential Realizable Value at
                                                                                                         Assumed Annual Rates of
                                                    % of Total Options                                         Stock Price
                            Number of Securities        Granted to         Exercise                          Appreciation for
                             Underlying Options        Employees in          Price      Expiration             Option Term
            Name                   Granted              Fiscal Year        ($/Share)       Date             At 5%     At 10%
            ----                   -------              -----------        ---------       ----             -----     ------


Robert W. Nader..........          25,000(1)                11.7%            $6.75        9/18/08          $69,000    $160,000
Wesley Trager............          20,000(1)                 9.4%            $6.75        9/18/08          $55,000    $128,000
Thomas Oliveri...........          20,000(1)                 9.4%            $6.75        9/18/08          $55,000    $128,000

     ----------------

     (1) The option was awarded at the fair market value of the Company's Common Stock at September 19, 2000, the date of the award, and becomes exercisable in cumulative annual installments of 20% per year on each of the first five anniversaries of the grant date. These options contain an acceleration clause to vest as early as two years based upon the achievement of specific company financial performance goals.



                    Aggregated Fiscal Year End Option Values

                                                                         Number of Securities
                                              Shares                    Underlying Unexercised            Value of Unexercised
                                           Acquired on                        Options at                  In-the-Money Options
                                             Exercise      Value           September 30, 2000            September 30, 2000(1)
                                                                           ------------------           ------------------------
                  Name                         (#)        Realized     Exercisable/Unexercisable        Exercisable/Unexercisable
                  ----                         ---        --------     -------------------------        ------------------------

Stephen Katz..........................             0      $    0         400,000             0          $1,040,000        $     0
Edward Seidenberg.....................             0           0          60,625        36,875              75,000         19,000
Robert W. Nader.......................        10,675      31,495          21,025        41,475              13,000          3,000
Wesley Trager.........................             0           0          15,875        40,125                   0              0
Thomas Oliveri........................             0           0           4,125        32,375                   0              0

--------------

     (1) The closing price of the Company's Common Stock as reported on the Nasdaq National Market on September 30, 2000 was $5.75 per share. Value is calculated by multiplying (a) the difference between the closing price and the option exercise price by (b) the number of shares of Common Stock underlying the option.

Compensation of Directors
     Messrs. Ellis and Kern each received $12,700 and Messrs. Gerzof received $10,200 during the 2000 fiscal year for services rendered as a director.

Employment Agreements
     Effective January 1, 1998 the Company entered into an agreement with Robert
W. Nader providing for his employment as Vice President Product/Market Development for a three-year term, with automatic extensions for additional one-year terms beyond the initial three-year term unless and until either the Company or Mr. Nader provides advance written notice of a desire to terminate the agreement. The agreement provides for a salary at a rate of $100,000 per year ($120,000 effective November 1999) and an additional non-refundable draw against commissions of $40,000 in the first year of the agreement, $50,000 in the second year of the agreement and $60,000 in the third year of the agreement. The agreement also provides for participation in employee benefit plans, the use of an automobile and other fringe benefits.

     Effective January 1, 2000 the Company entered into an agreement with Thomas Oliveri providing for his employment as Vice President-Operations for a two-year term. The agreement provides for a salary at a rate of $135,000 per year and bonuses and stock options as determined by the Board of Directors. The agreement also provides for participation in employee benefit plans and other fringe benefits.

Certain Relationships and Related Transactions

     The Company leases approximately 6,600 square feet in Valley Stream, New York, from a company in which Stephen Katz, Chairman of the Board of Directors and Chief Executive Officer of the Company, is a part owner. The lease, which expires February 28, 2002, provides for an annual base rental of $150,000, increasing annually to approximately $170,000 in the final year of the term. The facility houses the executive, accounting and certain sales functions of the Company. The Company believes that the terms of the lease are fair and reasonable and as favorable to it as could be obtained from unaffiliated third parties.

Compensation Committee Interlocks and Insider Participation

     The members of the Compensation Committee of the Company's Board of Directors are Henry B. Ellis, Richard E. Gerzof and Martin H. Kern, each of whom is a non-employee director. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report, the audit committee disclosures and report on pages five and six, and the performance graph on page 15 shall not be incorporated by reference to any such filings.

                     REPORT OF THE COMPENSATION COMMITTEE ON
                             EXECUTIVE COMPENSATION

OVERVIEW AND PHILOSOPHY

     The Compensation Committee of the Board of Directors is responsible for developing and making recommendations to the Board of Directors with respect to the Company's executive compensation policies. In addition, the Compensation Committee determines the compensation to be paid to the Chief Executive Officer and each of the other executive officers of the Company. The Compensation Committee is composed of three non-employee directors.

     The objectives of the Company's executive compensation program are to:

          *    Support the achievement of desired Company performance; and
          * Provide compensation that will attract and retain superior talent and reward performance

     The executive compensation program provides an overall level of compensation opportunity that is competitive within the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's executive officer compensation program is comprised of base salary, annual cash incentive compensation, long-term incentive compensation in the form of stock options and various benefits, including medical and 401(k) plans generally available to employees of the Company.

     Base Salary

     Base salary levels for the Company's executive officers are competitively set relative to companies in the manufacturing industry on Long Island, as well as with a broader group of companies of comparable size and complexity. In determining salaries, the Compensation Committee also takes into account individual experience and performance and specific issues particular to the Company.

     Stock Option Program

     The stock option program is the Company's long-term incentive plan for providing an incentive to key employees (including directors and officers who are key employees) and to directors who are not employees of the Company.

     The 1994, 1996 and 2000 Stock Option Plans authorize the Compensation Committee to award key executives stock options. Options granted under the plans may be granted containing terms determined by the Committee, including exercise period and price; provided, however, that the plans require that the exercise price may not be less than the fair market value of the Common Stock on the date of the grant and the exercise period may not exceed ten years, subject to further limitations.

     Benefits

     The Company provides to executive officers medical and 401(k) plan benefits that generally are available to Company employees. The amount of perquisites, as determined in accordance with the rules of the Securities and Exchange Commission relating to executive compensation, did not exceed 10% of salary for fiscal 2000.

     Bonus

     Based upon recommendations of the Compensation Committee, the Company provides to certain executive officers bonuses based on their performance and the performance of the Company.

     Chief Executive Officer Compensation

     Mr. Steven Katz was appointed to the position of Chief Executive Officer in May 1996. Mr. Katz earns an annual base salary of $150,000 and bonuses and stock options as determined by the Company's Board of Directors. In making this determination, the Board of Directors takes into account the Compensation Committee's recommendations, which, in the case of Mr. Katz, are based on the overall performance of the Company.

                                           Henry B. Ellis
                                           Richard E. Gerzof
                                           Martin H. Kern

                                           Members of the Compensation Committee

                                Performance Graph

     Set forth below is a graph comparing the yearly change in the cumulative stockholder return on the Company's Common Stock since December 31, 1995 with the NASDAQ Stock Market Index (U.S.) and the NASDAQ Non-Financial Index. The graph assumes $100 was invested at the close of business on December 31, 1995 in the Company's Common Stock and in each of the indices and that all dividends on the stocks included in the NASDAQ indices were reinvested. No cash dividends were paid on the Company's Common Stock. The stockholder return shown on the graph below is not necessarily indicative of future performance.

                              INDEPENDENT AUDITORS

     Arthur Andersen LLP has audited and reported upon the financial statements of the Company for the fiscal year ended September 30, 2000. It is currently anticipated that Arthur Andersen LLP will be selected by the Board of Directors to examine and report on the financial statements of the Company for the year ending September 30, 2001. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.


                              STOCKHOLDER PROPOSALS

     Stockholder proposals intended to be presented at the Company's Annual Meeting to be held in 2002 must be received by the Company for inclusion in the Company's proxy statement relating to that meeting not later than October 15, 2001. Such proposals should be addressed to Secretary, Global Payment Technologies, Inc., 20 East Sunrise Highway, Suite 201, Valley Stream, New York 11581. Notices of stockholder proposals submitted outside the processes of Rule 14a-8 of the Securities Exchange Act of 1934 (relating to proposals to be presented at the meeting but not included in the Company's proxy statement and form of proxy), will be considered untimely, and thus the Company's proxy may confer discretionary voting authority on the persons named in the proxy with regard to such proposals, if received after December 28, 2001.


                                OTHER INFORMATION

     An annual report to stockholders for the year ended September 30, 2000 is being furnished herewith to each stockholder of record as of the close of business on February 15, 2001. Copies of the Company's Annual Report on Form 10-K will be provided free of charge upon written request to:

                        Global Payment Technologies, Inc.
                       20 East Sunrise Highway, Suite 201
                          Valley Stream, New York 11581
                      Attention: Thomas McNeill, Secretary

     In addition, copies of any exhibits to the annual report on Form 10-K will be provided for a nominal charge to stockholders who make a written request to the Company at the above address.

     The Board of Directors is aware of no other matters, except for those incident to the conduct of the Annual Meeting, that are to be presented to stockholders for formal action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting or any adjournments thereof, it is the intention of the persons named in the proxy to vote the proxy in accordance with their judgment.

                                           By Order of the Board of Directors,



                                           THOMAS MCNEILL
                                           Secretary

January 30, 2001

Appendix A

                        Global Payment Technologies, Inc.

                         Charter for the Audit Committee
                                     of the
                               Board Of Directors

Purpose

The purpose of the Audit Committee established by this charter will be to provide assistance to the Board of Directors (the "Board") of Global Payment Technologies, Inc. (the "Company") in fulfilling their responsibilities relating to the Company's accounting, reporting practices, and the quality and integrity of its financial reports. In so doing, the Audit Committee will make such examinations as are necessary to monitor the Company's financial reporting and its internal (if any) and external audits, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, to supervise the finance function of the Company (which will include, among other matters, the Company's investment activities) and to provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require Board attention.

Thc Audit Committee will undertake those specific duties and responsibilities listed below, and such other duties as the Board from time to time may prescribe. In carrying out such duties, the Audit Committee will endeavor to maintain free and open means of communication between the Board, the independent auditors, the internal auditors, and the financial management of the Company.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. This review is intended to be conducted at the first Audit Committee meeting following the Company's Annual Meeting of Stockholders, but may be conducted at any time the Audit Committee desires to do so. Additionally, to the extent and in the manner that the Company is legally required to do by the rules of the Securities and Exchange Commission (the "SEC"), this charter (as then constituted) will be publicly filed.

Committee Membership
--------------------

Until June 14, 2001, the Audit Committee will be comprised of at least two (2) members of the Board. Effective as of June 14, 2001, the Audit Committee must be comprised of at least three (3) members of the Board. Each member of the Audit
Committee: (i) will be elected and serve at the pleasure of the Board, (ii) must be an "independent director," as defined by and to the extent required by the Rules of the National Association of Securities Dealers, Inc. ("NASD"), and
(iii) must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or must become able to do so within a reasonable period of time after his or her appointment to the Audit Committee, as required by the Rules of the NASD. Additionally, at least one member of the Audit Committee must have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Notwithstanding the foregoing, one director who is not independent, as defined by the Rules of the NASD, and who is not a current employee or an immediate family member of such employee, may be appointed to the Audit Committee, if the Board, under exceptional and limited circumstances, determines that membership on the Audit Committee by the individual is required by the best interests of the Company and its stockholders, and the Board discloses, in the next annual proxy statement subsequent to such determination, the nature of the relationship and the reasons for that determination.

          (a)  Committee Meetings


The Audit Committee will meet three times per year, at a minimum, and be available to meet throughout the year with the Company's auditors as needed. Specifically, the Audit Committee will meet with the independent auditors of the Company upon the completion of the annual audit, and at such other times as it deems appropriate, to review the independent auditors' examination and management report.

          (b)  Responsibilities


In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure that the corporate accounting and reporting practices of the Company are in accordance with all applicable requirements. The Audit Committee will perform the following responsibilities:

1. Review and recommend to the Board the independent auditors to be selected to audit the financial statements of the Company and its subsidiaries.

2.   Review the plan for the audit and related services at least annually.

3. Review the audit results and annual and interim financial statements and determine that the independent auditors are satisfied with the disclosure and content of such financial statements. Any changes in accounting principles also should be reviewed.

4. Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the Company's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

5. Ensure the receipt of, and review, a written statement from the Company's outside auditors delineating all relationships between the auditors and the Company, consistent with applicable Independence Standards Board Standards.

6. Review and actively discuss with the Company's outside auditors any disclosed relationship or service that may impact the objectivity and independence of the auditors. Take, or recommending that the Board take, appropriate action to oversee the independence of the outside auditors.

7. Oversee the adequacy of the Company's system of internal accounting controls, including obtaining from the outside auditors management letters or summaries on such internal accounting controls.

8.   Oversee the effectiveness of the internal audit function, if any.

9. Monitor the Company's compliance with the laws and regulations of the Foreign Corrupt Practices Act in conjunction with the Company's legal counsel.

10. Oversee the Company's compliance with SEC requirements for disclosure of auditors' services and Audit Committee members and activities.

11. Oversee the Company's finance function, which may include the adoption from time to time of a policy with regard to the investment of the Company's assets.

12. Ensure that the Company's outside auditors understand both: (i) their ultimate accountability to the Board and the Audit Committee, as representatives of the Company's stockholders, and (ii) the Board's and the Audit Committee's ultimate authority and responsibility to select, evaluate and, where appropriate, replace the Company's independent auditors (or to nominate the outside auditors to be proposed for stockholder approval in any proxy statement).

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board may delegate to it.

     (c)  Reports


The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form that will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company's proxy statement for its Annual Meeting of Stockholders.

                                   PROXY CARD


PROXY                                                                      PROXY


                        GLOBAL PAYMENT TECHNOLOGIES, INC.
                 (Solicited on behalf of the Board of Directors)


     The undersigned holder of Common Stock of GLOBAL PAYMENT TECHNOLOGIES, INC., revoking all proxies heretofore given, hereby constitutes and appoints Stephen Katz and Thomas McNeill, and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present at the 2001 Annual Meeting of Stockholders of GLOBAL PAYMENT TECHNOLOGIES, INC., to be held at the Garden City Hotel, 45 7th Street, Garden City, New York 11530, on Tuesday, March 20, 2001 at 10:00 a.m., Eastern Standard Time, and at any adjournments or postponements thereof.

     The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

     Each properly executed Proxy will be voted in accordance with the specifications made below and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR the listed nominee to serve as a director.

The Board of Directors recommends a vote FOR the listed nominee.


1. Election of one Class III Director    |_| FOR listed nominees   |_| AGAINST listed  nominees
                                         |_| WITHHOLD AUTHORITY to vote for listed nominees


                       Nominee:  Henry B. Ellis

2. The Proxies are authorized to vote in their discretion upon such other matters as may properly come before the meeting.




PLEASE MARK, DATE AND SIGN THIS PROXY ON THIS AND THE REVERSE SIDE.

                                        The shares represented by this Proxy
                                        will be voted in the manner directed. In
                                        the absence of any direction, the shares
                                        will be voted FOR the nominee named in
                                        Proposal 1 and in accordance with the
                                        discretion of the Proxies on such other
                                        matters as may properly come before the
                                        meeting.
                                        Dated :                           , 2001
                                               ---------------------------

                                        ----------------------------------------

                                        ----------------------------------------
                                           Signature(s)
                                        (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title).

                         PLEASE MARK AND SIGN ABOVE AND
                                RETURN PROMPTLY.